 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON                     ,
                                      1997

                                            REGISTRATION STATEMENT NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       UNITED STATES SURGICAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                          13-2518270
          (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                 150 GLOVER AVENUE, NORWALK, CONNECTICUT 06856
                                 (203) 845-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                THOMAS R. BREMER
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                       UNITED STATES SURGICAL CORPORATION
                               150 GLOVER AVENUE
                           NORWALK, CONNECTICUT 06856
                                 (203) 845-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                            PROPOSED          PROPOSED
                                                             MAXIMUM           MAXIMUM
TITLE OF SECURITIES                     AMOUNT TO BE     OFFERING PRICE       AGGREGATE         AMOUNT OF
TO BE REGISTERED                         REGISTERED*       PER SHARE*      OFFERING PRICE*  REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per
  share..............................      shares          $[       ]       $140,000,000       $42,424.24
=============================================================================================================

* The number of shares to be registered is to be calculated pursuant to a formula contained in the Agreement and Plan of Merger dated February 4, 1997, as amended, by and among registrant, USSC Del Medical, Inc. and Progressive Angioplasty Systems, Inc. Such number will be included in an amendment to this registration statement. The registration fee is based upon the dollar amount of securities being registered pursuant to Rule 457(o).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS

                                                                          [LOGO]

                       UNITED STATES SURGICAL CORPORATION

                                    SHARES OF COMMON STOCK
                            ------------------------

     This prospectus relates to           shares of Common Stock, par value $.10
per share (the "Common Stock") of United States Surgical Corporation, a Delaware Corporation ("USSC" or the "Company"), which may be offered by the persons listed under the heading "Selling Stockholders". The Common Stock has been acquired by the Selling Stockholders as consideration in connection with an acquisition of their interests in a privately held company (the "Transaction"). The Common Stock may be offered for sale by the Selling Stockholders from time to time in ordinary brokerage transactions on the New York Stock Exchange, Inc. (the "New York Stock Exchange") at market prices prevailing at the time of the sale or in one or more negotiated transactions at prices acceptable to the respective Selling Stockholders. In addition, the Common Stock may be sold through or to brokers in the over-the counter market, and such brokers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares of Common Stock offered hereby for whom such brokers may act as agent or to whom they may sell as principals or both (which compensation as to a particular broker might be in excess of customary commissions). See "Plan of Distribution."

     The Common Stock is listed on the New York Stock Exchange. On
               , 1997, the last sale price of USSC Common Stock as reported on
the New York Stock Exchange was $          per share.

     SEE DISCUSSION AS TO RISK FACTORS ON PAGE 4 OF THIS PROSPECTUS.

     The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of shares of Common Stock offered hereby may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the shares of Common Stock offered hereunder and purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained herein in connection with the offering contained in this Prospectus and, if given or made, such information or representation must not be relied upon. This Prospectus does not constitute an offering by the Selling Stockholders of any securities other than those to which it relates or in any jurisdiction in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the information herein since the date hereof.
                            ------------------------

             The date of this Prospectus is                , 1997.

                             AVAILABLE INFORMATION

     USSC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information, as of particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of USSC and any material interest of such persons in transactions with USSC, is distributed to stockholders of USSC, and filed with the Commission. Such reports, proxy statement and other information can be inspected and copied at the office of the Commission at prescribed rates, at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549; Room 3190, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604; and 14th Floor, 75 Park Place, New York, New York 10007. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding Registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Such reports, proxy statements and other information concerning USSC also may be inspected at the offices of the New York Stock Exchange, Inc., on which the Company's Common Stock is listed.

     This Prospectus, which constitutes part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that have been filed by the Company with the Commission (located in SEC File No. 1-9776) are hereby incorporated by reference in this Prospectus and made a part hereof:

          (i) Annual Report on Form 10-K for the year ended December 31, 1996;

          (ii) Current Report on Form 8-K filed March 13, 1997;

          (iii) Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997 and for the quarter ended June 30, 1997;

          (iv) The description of the Company's Common Stock contained in the Form 8-B Registration Statement declared effective by the Commission on August 3, 1990, as amended by the Certificate of Amendment to the Company's Certificate of Incorporation filed as Exhibit 3(e) to Item 14c of (i) above.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to (a) the filing of a post-effective amendment that indicates that all Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold, or (b) the termination of the offering of the Common Stock, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, at the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to Pamela

Komenda, Corporate Secretary, United States Surgical Corporation, 150 Glover Avenue, Norwalk, Connecticut 06856, telephone (203) 845-1290.

     Statements in this Prospectus which are not historical may be forward looking, involving risks and uncertainties, and may or may not be realized by the Company. The Company undertakes no duty to update any such forward looking statements. Many factors could cause actual results to differ from these forward looking statements, including loss of market share through competition, introduction of competing products by other firms, pressure on prices from competition or purchasers of the Company's products, regulatory obstacles to introduction of new products which are important to the Company's growth, lack of acceptance of new products by the health care market, slow rates of conversion by surgeons to procedures which utilize the Company's products, changes in distribution of the Company's products, consolidation in the health care market, and interest rate and foreign exchange fluctuations.

                                  RISK FACTORS

     Prior to making an investment decision with respect to the shares of Common Stock offered hereby, prospective investors should carefully consider the specific factors set forth below, together with all of the other information appearing herein or incorporated by reference herein, in light of their particular investment objectives and financial circumstances.

COMPETITION

     There is intense competition in the markets in which USSC engages in business and no assurance can be given as to USSC's competitive position. The impact of competition will likely have a continuing effect on sales volumes and on prices charged by USSC. In addition, increased cost consciousness has revived competition from reusable instruments, but the Company cannot predict the extent to which reusable instruments will competitively impact USSC. USSC, however, also offers reusable instruments.

HEALTH CARE MARKET

     The health care industry continues to undergo change, led primarily by market forces which are demanding greater efficiencies and reduced costs. Federal government proposed health care mandates in the United States have not occurred, and it is unclear whether, and to what extent, any future government mandate will affect the domestic health care market. Industry led changes are expected to continue irrespective of any governmental efforts toward health care reform. The scope and timing of any further government sponsored proposals for health care reform are presently unclear.

     The primary trend in the health care industry is toward cost containment. Payors and managed care organizations have been able to exercise greater influence through managed treatment and hospitalization patterns, including a shift from reimbursement on a retrospective basis to prospective limits for patient treatment. Hospitals have been severely impacted by the resulting cost restraints and are competing for business and becoming more sophisticated in management and marketing. The increasing use of managed care, centralized purchasing decisions, consolidations among hospitals and hospital groups, and integration of health care providers are continuing to affect purchasing patterns in the health care system. Purchasing decisions are often shared by a coalition of surgeons, nursing staff, materials managers, and hospital administrators, with purchasing decisions taking into account whether a product reduces the cost of treatment and/or attracts additional patients to a hospital. Changes in the health care industry and the trend toward cost containment, along with competition, have contributed to continuing reductions in prices for USSC's products and, in the near term, to slower acceptance of more advanced surgical procedures in which USSC's products are used, given hospitals and surgeons concerns as to the costs of training and reimbursement by payors. While USSC is implementing programs to assist hospitals in cost containment through more efficient surgical practices and application of minimally invasive surgery, there can be no assurance that USSC will not continue to be adversely affected by these matters.

     The costs of training for newer, more complicated procedures and concerns as to reimbursement for newer procedures in view of changes in the health care system have affected the rate at which the surgical community is learning the more advanced laparoscopic procedures. More advanced applications of laparoscopy may become specialized rather than practiced broadly by the general surgical community. In addition, specialty surgeons may not be experienced in minimally invasive surgery and may require familiarization with this approach prior to acceptance in their practices.

     An undue focus on discrete costs or similar limits which fails to consider the overall value of minimally invasive surgery could adversely impact USSC, and there can be no assurance as to the impact of cost containment on future operations. Some hospitals may also lose per night revenues through reduced post-operative care requirements as to procedures performed by laparoscopy, which could influence their acceptance of newer procedures. In addition, the rapid changes in the market for surgical devices, along with competition, could affect both prices and volumes of sales.

DIVERSIFICATION STRATEGY

     Although USSC believes that new areas of surgical practice it is entering offer significant opportunities for revenue growth and profitability, considerable risks may be involved and there can be no assurance that favorable results will be achieved. Costs of acquiring or developing technologies or instruments for use in specialty applications may be significant, which could adversely affect both near term and longer term results if successful products are not developed and introduced. In addition, considerable competition exists for products used in these surgical specialties, including competitors developing other techniques and from sources of more traditional products. Further, acceptance of newer techniques, even with demonstrated clinical advantages, may be slow given concerns as to expenditures for newer practices by health care payors and requirements for extensive training with newer approaches.

     While USSC believes its products may be useful in coronary surgery, surgeons practicing in this field have not traditionally performed minimally invasive surgery or used disposable instruments extensively and no assurance can be given as to the acceptance of such products or techniques in this area.

     USSC expects intense competition in sales of products for specialty surgical applications. A broad range of companies, including the Ethicon division of Johnson & Johnson, presently offer products for use in cardiovascular, urologic, orthopedic, and oncological procedures. Many of such companies have significantly greater capital than USSC and are expected to devote substantial resources to development of other new technologies which would be competitive with products which USSC may offer. There are also a number of smaller companies engaged in the development of surgical specialty devices, and products developed by such firms could present additional competition.

                                BUSINESS OF USSC

     USSC is a Delaware corporation which develops, manufactures and markets a proprietary line of technologically advanced surgical products, specializing in minimally invasive technologies, which are designed to improve patient care and reduce healthcare costs. USSC also sells to distributors, domestically and internationally. USSC currently operates domestically and internationally through subsidiaries, branches and divisions.

     USSC manufactures and markets innovative mechanical products for the wound closure market. In this category, its principal products consist of a series of surgical stapling instruments (both disposable and reusable), disposable surgical clip appliers and disposable loading units ("DLUs") for use with stapling instruments. The instruments are an alternative to manual suturing techniques utilizing needle/suture combinations and enable surgeons to reduce blood loss, tissue trauma and operating time while joining internal tissue, reconstructing or sealing off organs, removing diseased tissue, occluding blood vessels and closing skin, either with titanium, stainless steel, or proprietary absorbable POLYSORB(TM) copolymer staples or with titanium, stainless steel, or absorbable POLYSURGICLIP(TM) clip appliers with copolymer clips. Surgical stapling also makes possible several surgical procedures which cannot be achieved with surgical needles and suturing materials. The disposable instruments and DLUs are expended after a single use or, in the case of reloadable disposable instruments, after a single surgical procedure.

     USSC manufactures and markets specialized wound management products designed for use in the field of laparoscopic (also referred to as endoscopic) surgery. This minimally invasive surgical technique requires incisions in the patient of up to one-half inch through which various procedures are performed using laparoscopic instruments inserted through ports known as trocars, and optical devices, known as laparoscopes, for viewing inside the body cavity. Laparoscopy generally provides patients with significant reductions in post-operative hospital stay, pain, recuperative time and hospital costs, with improved cosmetic results, and with the ability to return to work and normal life in a shorter time frame. USSC has developed and markets disposable surgical clip appliers and stapling instruments designed for laparoscopic uses in a variety of sizes and configurations. USSC's products in this area also include trocars and a line of instruments which allows the surgeon to see, cut, clamp, retract, suction, irrigate or otherwise manipulate tissue during a laparoscopic procedure. USSC also designs and markets laparoscopes. Applications for minimally invasive surgery currently include cholecystectomy (gall bladder removal), hysterectomy, hernia repair, bladder suspension for urinary stress incontinence, anti-reflux procedures for correction of heartburn, and various forms of bowel, stomach, gynecologic, urologic, and thoracic (chest) surgery.

     Laparoscopic products are offered individually, in pre-assembled kits and in custom kits designed for specific surgical procedures such as cholecystectomy, hernia repair, laparoscopically assisted vaginal hysterectomy, bowel and other procedures. Kits are intended to offer the surgeon and operating room staff convenience and ease of accessibility to instruments, and provide a cost efficient means of purchasing USSC 's products for hospital materials management departments.

     Numerous studies have shown that, in addition to reduced patient recovery time, laparoscopy is a safe and efficacious technique. However, and particularly in more complex surgical procedures, surgeons must receive adequate training before achieving competency to perform laparoscopy. USSC supports certification of surgeons in this technique to ensure that USSC's products are used properly.

     USSC offers certain of its products in both disposable and reusable versions. Disposable instruments, as described in the preceding paragraphs, reduce the user's capital investment, eliminate the risks and costs associated with maintenance, sterilizing and repair of reusable instruments, and provide the surgeon with a new sterile instrument for each procedure, offering more efficacious and safer practice for both patients and operating room personnel. Reusable instruments provide an alternative for surgeons and hospitals preferring this approach. The Company also offers resposable versions of certain instruments, in which certain components may be reused, offering the advantages of disposable devices with cost savings realized through multiple use of parts of the instrument.

     USSC continues to expand manufacturing and marketing of its line of sutures products, which was introduced in 1991. USSC believes that sutures, which represent a major portion of the wound closure market, are a natural complement to its other wound management products. This market is currently dominated by other manufacturers. Although USSC believes that its share of the suture market increased last year, there can be no assurance that its market share will continue to increase or that USSC will realize significant market share in the near future.

     USSC believes it could potentially benefit from the health care industry trend toward cost containment and on managed care. Stapling and minimally invasive surgery decrease operating room time including patient time under anesthesia, patient recovery time and in many cases are highly cost effective. Doctors, patients, employers and payors all value decreased patient recovery time. This could lead to potential increases in volume as surgical stapling and minimally invasive procedures are selected over alternative techniques. USSC is adapting itself to this new environment by promoting the cost effectiveness of its products, by striving to efficiently produce the highest quality products at the lowest cost, and by assisting hospitals and payors in achieving meaningful cost reductions for the health care system while retaining the quality of care permitted by USSC's products.

     USSC has taken steps to diversify beyond the general surgery market and explore new growth areas in surgery where it can utilize its manufacturing expertise, research and development experience and the skills of its sales force. To this end, USSC is building a line of surgical specialty instrumentation and technology for cardiovascular, oncological, urological and orthopedic procedures. USSC believes that minimally invasive instrumentation and more advanced techniques can be applied to these specialty practices. USSC plans to obtain such technologies through internal research and development and by acquiring, investing in, or creating alliances with, other firms or persons who have developed such technology.

     The Company is continuing development of technology in women's healthcare with its first new system which is designed for a comprehensive approach to breast care. The Company's ABBI system, incorporating a stereotactic table and the Company's ABBI system biopsy device, is used to perform core needle and needle localization for advanced breast biopsy. This system allows a one-step, minimally invasive process for breast biopsy, offering the surgeon increased accuracy and control, and helping hospitals reduce procedural and operating room costs. The one piece larger specimen obtained by the ABBI system provides pathologists with pattern recognition which aids in the diagnosis of different cancers and facilitates physicians' decision making for improved results. The Company offers the stereotactic tables under a strategic alliance with Lorad, a unit of Trex Medical Corporation and a leading manufacturer of stereotactic equipment.

     USSC continually explores and conducts discussions with regard to acquisitions and other strategic corporate transactions. USSC currently has no agreements, commitments or understandings with respect to any particular transactions. However, USSC has pending an all cash tender offer for all outstanding shares of Circon Corporation ("Circon"), a California based surgical device manufacturer. USSC currently owns 14.8% of the outstanding shares of Circon. The offer was not solicited by Circon and was made in the form of a tender offer directly to Circon's stockholders. Circon has recommended that its shareholders not accept the offer and has implemented various defensive measures designed to prevent acceptance by USSC of tendered shares. USSC can not predict whether it will be successful in acquiring Circon or the time period in which any transaction will be concluded or abandoned. At present, the tender offer expires on September 25, 1997, and could be extended, revised, or terminated. If the offer were concluded on the current terms of the tender offer, USSC estimates that the cost of the tender offer would be approximately $210 million. The source of funds for payment of the purchase price in this cash offer would be committed credit facilities, cash on hand and cash generated from future operations. No assurance can be given with respect to the timing, likelihood or financial or business effect of any other possible transaction.

     The Common Stock which may be offered for sale by the Selling Stockholders under this prospectus was acquired in connection with the Agreement and Plan of Merger dated February 4, 1997 by and among registrant, USSC Del Medical, Inc. and Progressive Angioplasty Systems, Inc. ("PAS") (the "Agreement"), as amended by the first amendment dated August 6, 1997 (the "First Amendment") (the Agreement and the First Amendment, the other instruments and documents contemplated thereunder, hereafter collectively referred to as the "Merger Agreement"). Set forth below is a brief description of the principal financial terms of the Merger Agreement which is qualified in its entirety by reference to the Merger Agreement.

     Pursuant to the Merger Agreement, on the effective date of the merger (the "Effective Date"), USSC Del Medical, Inc., a wholly-owned subsidiary of the registrant merged with and into PAS. As a result, PAS, the surviving entity, became a wholly-owned subsidiary of registrant. On the Effective Date, the
shareholders of PAS received           shares of USSC Common Stock with a value
of $          . The obligation to issue shares upon exercise of PAS Options has
been assumed by USSC. Under this obligation, USSC may issue up to      shares of
USSC Common Stock.

     In addition PAS stockholders will be entitled to receive USSC Common Stock based on the achievement by USSC, PAS or any of their affiliates of certain specified milestones, the aggregate value of which will not be greater than $25,000,000 ("Aggregate Milestone Consideration"). On the Effective Date, $3,000,000 of the Aggregate Milestone Consideration has been earned. PAS stockholders will also be entitled to receive USSC Common Stock based upon the achievement by USSC, PAS or any of their affiliates through December 31, 2003 of certain amounts of net sales of catheters, stents and radiation products specifically embodying PAS's proprietary technology as of February 4, 1997, the aggregate value of which will not be greater than $50,000,000 ("Aggregate Earn Out Consideration"). In addition, in the event USSC becomes acquired by, or merges with, certain third parties, or any successor to any such companies, PAS stockholders shall be entitled to receive USSC Common Stock, or any equivalent amount of common stock of the entity resulting from such a transaction, to the extent the amount then paid or payable as Aggregate Milestone Consideration and Aggregate Earn Out Consideration is less than the maximum amounts payable under the Merger Agreement as Aggregate Milestone Consideration and Aggregate Earn Out Consideration.

     On a preliminary basis, it is anticipated that the purchase price payable under the Merger Agreement will be primarily allocated to fixed assets, patents and goodwill.

     Except where the context otherwise requires, the term Company includes USSC's subsidiaries, branches and divisions. USSC's principal executive offices are located at 150 Glover Avenue, Norwalk, Connecticut 06856; telephone (203) 845-1000.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of Common Stock being offered by this Prospectus.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the Selling Stockholders' beneficial ownership of the Company's Common Stock as of the closing of the Transaction. Except as otherwise indicated in this Prospectus, the Selling Stockholders have not had a material relationship with the Company within the past three years other than as a result of the Transaction. The numbers set forth in the column "Shares Offered Hereby" below constitute all of the shares of Common Stock that the Selling Stockholders may distribute in the offering; however, there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares and the table below assumes the sale of all shares of Common Stock received in the transaction and held by the Selling Stockholders. The shares of Common Stock offered hereby are being registered to permit public secondary trading of such shares, and the Selling Stockholders may offer such shares for resale from time to time. See "Plan of Distribution."

     On             , 1997, the Company issued           shares of Common Stock
to the selling stockholders listed below (collectively, "Selling Stockholders") pursuant to the Transaction. Additional shares of Common Stock may be issued to the Selling Stockholders in the future dependent upon the achievement of certain goals and under certain other payment provisions.

                                                             SHARES
                                                             COMMON                       SHARES OF
                                                              STOCK                        COMMON
                                                           BENEFICIALLY                     STOCK
                                                           OWNED PRIOR     SHARES       BENEFICIALLY
                                                             TO THE        OFFERED       OWNED AFTER
               NAME OF SELLING SHAREHOLDER                  OFFERING       HEREBY      THE OFFERING(1)
---------------------------------------------------------  -----------     -------     ---------------
Bruce Addis..............................................                                     0
Ellen Beaumont...........................................                                     0
John E. Bramfitt and Pamela I. Bramfitt, Co-Trustees FBO
  Bramfitt Family Trust U/A/D/ 01/20/93..................                                     0
John H. Bunch............................................                                     0
Jeffrey P. Callister.....................................                                     0
Catherine Diez-Luckie....................................                                     0
Neal Eigler..............................................                                     0
Hartmut & Maria Eysell, JT TEN...........................                                     0
Mark D. Milani, Trustee of the Gabriela M. Hess Trust
  U/T/A/ dated November 30, 1994.........................                                     0
Robert Hess and Rosemarie Hess, Trustees FBO Hess Family
  Trust U/A/D/ dated 8/3/89..............................                                     0
Mark D. Milani, Trustee of the Verona K. Hess 1994 Trust
  U/T/A/ dated November 30, 1994.........................                                     0
William B. Hess..........................................                                     0
Litvack-Curtis Children's Trust, Robert Harabedian,
  Trustee................................................                                     0
Frank Litvack............................................                                     0
Judy Litvack Ravinsky....................................                                     0
Yoh Chie Lu..............................................                                     0
Paul McCormick...........................................                                     0
Nathan Ramaswami.........................................                                     0
Lisa Rauh................................................                                     0
Nancy Shanley............................................                                     0
Fred Zuber...............................................                                     0

                                                             SHARES
                                                             COMMON                       SHARES OF
                                                              STOCK                        COMMON
                                                           BENEFICIALLY                     STOCK
                                                           OWNED PRIOR     SHARES       BENEFICIALLY
                                                             TO THE        OFFERED       OWNED AFTER
               NAME OF SELLING SHAREHOLDER                  OFFERING       HEREBY      THE OFFERING(1)
---------------------------------------------------------  -----------     -------     ---------------
Fukuda Denshi Co., Ltd...................................                                     0
Arnhold & S. Bleichroeder, Inc. (for Michelle Drasher)...                                     0
Arnhold & S. Bleichroeder, Inc. (for First Eagle Fund,
  NV)....................................................                                     0
Arnhold & S. Bleichroeder, Inc. (for Gary Fuhrman).......                                     0
Arnhold & S. Bleichroeder, Inc. (for Harold Levy)........                                     0
Stephen Aiello...........................................                                     0
AS Fansea................................................                                     0
Howard Berlin............................................                                     0
John Bohan...............................................                                     0
David L. Cohen...........................................                                     0
Bryan C. Donohue, M.D....................................                                     0
Michael Dovey............................................                                     0
Paine Webber in Trust of the Jonathan Edelson IRA........                                     0
Evelin Eigler, Trustee of the Seldon Baker Trust.........                                     0
Stuart M. Essig..........................................                                     0
John S. Geis.............................................                                     0
Claudio Gibelli..........................................                                     0
GSAM Oracle Fund, Inc....................................                                     0
Hare & Co................................................                                     0
William M. Helvey, M.D...................................                                     0
John B. Henneman, III....................................                                     0
Steven Hochberg..........................................                                     0
Hoegh Invest AS..........................................                                     0
Alice Jack...............................................                                     0
Earl L. and Julia Ender Jackson as Community Property....                                     0
FBO Ronald P. Karlsberg Cardiovascular Group of Southern
  California 401(k) Profit Sharing Plan DTD 1/1/89.......                                     0
Gerald T. Keusch.........................................                                     0
Kurt H. Kruger...........................................                                     0
Jack Litvack.............................................                                     0
Patrick A. McBrayer......................................                                     0
J. Casey McGlynn.........................................                                     0
MedCap I Corp............................................                                     0
David Moyne..............................................                                     0
David B. Musket..........................................                                     0
Cowen & Co., Custodian FBO David B. Musket SEP IRA.......                                     0
August J. Neudecker......................................                                     0
Och-Ziff Capital Management, L.P.........................                                     0
Daniel P. Paduano........................................                                     0
PAS/ACT, LLC (Easton Capital)............................                                     0
Munro W. Pitt............................................                                     0
ProMed Partners, L.P.....................................                                     0

                                                             SHARES
                                                             COMMON                       SHARES OF
                                                              STOCK                        COMMON
                                                           BENEFICIALLY                     STOCK
                                                           OWNED PRIOR     SHARES       BENEFICIALLY
                                                             TO THE        OFFERED       OWNED AFTER
               NAME OF SELLING SHAREHOLDER                  OFFERING       HEREBY      THE OFFERING(1)
---------------------------------------------------------  -----------     -------     ---------------
Prudential Securities C/F Colin Morris A/C AA-R54811.....                                     0
Randall Rose.............................................                                     0
Clinton T. Rubin (SUNY -- Stony Brook)...................                                     0
J. Curt Schnackenberg....................................                                     0
Lorraine A. Schwarz......................................                                     0
Dieter Stoeckel..........................................                                     0
Lawrence J, Tedesco, Sr..................................                                     0
The Travelers Indemnity Company..........................                                     0
The Travelers Insurance Company..........................                                     0
The Travelers Life and Annuity Company...................                                     0
The Phoenix Insurance Company............................                                     0
Westfield Performance Fund, L.P..........................                                     0
WS Investment Company 96A................................                                     0
Wilson, Sonini, Goodrich & Rosati Profit Sharing Plan,
  Mario M. Rosati and Douglas M. Laurice, Trustees, FBO
  J. Casey McGlynn.......................................                                     0

---------------
(1) Assumes sale of all shares of Common Stock offered hereby and no other purchases or sales of Common Stock. See "Plan of Distribution."

     The Company and the Selling Stockholders have agreed to indemnify each other against certain civil liabilities under the Securities Act.

                              PLAN OF DISTRIBUTION

     The distribution of the Common Stock by the Selling Stockholders may be effected from time to time in ordinary brokerage transactions on the New York Stock Exchange or other exchanges at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the respective Selling Stockholders. In addition, the Selling Stockholders may sell the Common Stock through or to brokers or dealers in the over-the-counter market, or through underwriters. At the time a particular offer of shares of Common Stock is made, to the extent required, a supplemental Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of Common Stock purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

     In connection with any transaction involving the shares of Common Stock, broker-dealers or others may receive from the Selling Stockholders, and may in turn pay to other broker-dealers or others, compensation in the form of commissions, discounts or concessions in amounts to be negotiated at the time (which compensation may be in excess of customary commissions). Broker-dealers and any other persons participating in a distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such distribution, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act.

     Any or all of the sales or other transaction involving the shares described above, whether effected by the Selling Stockholders, any broker-dealer or others, may be made pursuant to this prospectus. In addition, any shares of Common Stock offered hereby that qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this prospectus.

     In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock offered hereby may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of Common Stock offered hereby may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The Selling Stockholders and any person engaged in the distribution of the shares of Common Stock offered hereby will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the shares of Common Stock offered hereby by the Selling Stockholders.

     The Company will bear all expenses of the offering, except that the Selling Stockholders will pay any applicable brokerage fees or commissions and transfer taxes.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Common Stock offered hereby have been passed upon for the Company by Thomas R. Bremer, Senior Vice President and General Counsel, USSC, 150 Glover Avenue, Norwalk, Connecticut 06856. Mr. Bremer may be deemed to own beneficially 249,710 shares of USSC, including 234,333 shares which are subject to options exercisable within 60 days from the date of this prospectus.

                                    EXPERTS

     The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred in connection with the issuance and distribution of the securities covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:

        Registration Fee.................................................  $42,424.24
        Printing and Engraving Expenses..................................      500.00
        NYSE Fee.........................................................
        Accounting Fees and Expenses.....................................   10,000.00
        Legal Fees and Expenses..........................................    5,000.00
        Miscellaneous....................................................    1,000.00
                                                                           ----------
                  Total..................................................  $
                                                                           ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subject to certain procedures and limitations set forth therein, the Delaware General Corporation law permits the Company to indemnify any person against expenses (including attorney's fees), judgments, fines and settlements actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding in which such person was, is, or is threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Company's By-laws generally state that the Company's officers, directors, employees and agents shall be provided the indemnification permitted under the Delaware statute.

     The Company maintains a directors and officers liability insurance policy which provides for the payment of certain liabilities and expenses and for reimbursement to the Company of indemnification payments made by the Company to its officers and directors.

ITEM 16.  EXHIBITS.

(5)       Opinion of Thomas R. Bremer -- Filed herewith.
(15)      Letter re Unaudited Interim Financial Information.
(23)(a)   Consent of Deloitte & Touche LLP -- Filed herewith.
(b)       Consent of Thomas R. Bremer -- Included in Exhibit 5.
(24)      Powers of Attorney -- Filed herewith.

ITEM 17.  UNDERTAKINGS.

     (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10 (a) (3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

        (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (2) That, for the purpose for determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the Requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norwalk, State of Connecticut, on the 21st day of August, 1997.

                                          UNITED STATES SURGICAL CORPORATION
                                          (Registrant)

                                          By:        /s/ THOMAS R. BREMER

                                            ------------------------------------
                                                      Thomas R. Bremer
                                             Senior Vice President and General
                                                           Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                TITLE                         DATE
-------------------------------------  --------------------------------------  ----------------

                  *                    Chairman of the Board and Chief          August 21, 1997
-------------------------------------    Executive Officer (Principal
          (Leon C. Hirsch)               Executive Officer) and Director

                  *                    Director                                 August 21, 1997
-------------------------------------
          (Julie K. Blake)

                  *                    Director                                 August 21, 1997
-------------------------------------
       (John A. Bogardus, Jr.)

                  *                    Director                                 August 21, 1997
-------------------------------------
         (Thomas R. Bremer)

                  *                    Director                                 August 21, 1997
-------------------------------------
           (Turi Josefsen)

                  *                    Director                                  August 21,1997
-------------------------------------
          (Douglas L. King)

                  *                    Director                                 August 21, 1997
-------------------------------------
          (William F. May)

                  *                    Director                                 August 21, 1997
-------------------------------------
          (James R. Mellor)
                  *                    Director                                 August 21, 1997
-------------------------------------
       (Howard M. Rosenkrantz)

                  *                    Director                                 August 21, 1997
-------------------------------------
         (Barry D. Romeril)

                  *                    Director                                 August 21, 1997
-------------------------------------
         (Marianne Scipione)

                  *                    Director                                 August 21, 1997
-------------------------------------
          (John R. Silber)

              SIGNATURE                                TITLE                         DATE
-------------------------------------  --------------------------------------  ----------------

                  *                    Senior Vice President and                 August 21,1997
-------------------------------------    Chief Financial Officer
        (Richard A. Douville)            (Principal Financial Officer)

                  *                    Vice President and Controller             August 21,1997
-------------------------------------    (Principal Accounting Officer)
         (Joseph C. Scherpf)


--------------------

*By Power of Attorney

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................    2
Incorporation of Certain Documents by Reference.......................................    2
Risk Factors..........................................................................    4
Business of USSC......................................................................    5
Use of Proceeds.......................................................................    8
Selling Stockholders..................................................................    8
Plan of Distribution..................................................................   10
Legal Matters.........................................................................   11
Experts...............................................................................   11

UNITED STATES SURGICAL CORPORATION

               Shares

Common Stock
(par value $.10 per share)

                                EXHIBIT INDEX
                                -------------

  Exhibit
    No.                    Description
  -------                  -----------

   (5)       Opinion of Thomas R. Bremer -- Filed herewith.
   (15)      Letter re Unaudited Interim Financial Information.
   (23)(a)   Consent of Deloitte & Touche LLP -- Filed herewith.
       (b)   Consent of Thomas R. Bremer -- Included in Exhibit 5.
   (24)      Powers of Attorney -- Filed herewith.